**Computershare**

**Icahn Enterprises L.P.**

250 Royall Street, Suite V
Canton MA 02021
Information Agent:
Georgeson LLC
Telephone 800 248 7605

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 JNT

Account: 12345678901234
Subscription Rights: 12345678901234

## THE SUBSCRIPTION RIGHTS CERTIFICATE FOR DEPOSITARY UNITS

**OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 22, 2017 ("Expiration Date")**

**IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE CARD.**

As the registered owner of the Subscription Certificate you are entitled to subscribe for the number of depositary units (the "Depositary Units") of Icahn Enterprises L.P. pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each Depositary Unit specified in the Prospectus Supplement relating thereto. The Rights represented hereby include the Over-Subscription Right for Rights holders, as described in the Prospectus Supplement. Under the Over-Subscription Right, additional Depositary Units may be purchased by a Rights holder if such depositary units are available and the holder's Primary Subscription Rights have been fully exercised to the extent possible.

Registered owners of the Depositary Units will receive their primary and over-subscription Depositary Units via an uncertificated depositary unit credit to their existing accounts. Confirmation statements for primary and over-subscription Depositary Unit subscriptions reflecting uncertificated depositary unit credits will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations have been effected.

**THE SUBSCRIPTION RIGHT IS TRANSFERABLE**

**Payment must be in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to Computershare will be accepted, except that holders of Rights who are residents of Canada may make payment in United States dollars by check drawn on a bank located in Canada. Please reference your rights card control number on your check.**

The registered owner of this Subscription Certificate named above, or assigns, is entitled to the number of Rights shown below to subscribe for Depositary Units, in the ratio of one Depositary Unit for each Right, pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each Depositary Unit specified in the Prospectus Supplement relating thereto. The Rights represented hereby include the Over-Subscription Right for Record Date Unitholders only, as described in the Prospectus Supplement. Under this Over-Subscription Right, additional Depositary Units may be purchased by a Record Date Unitholders if such Depositary Units are available, and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Registered owners of the Depositary Units will receive their primary and over-subscription Depositary Units via an uncertificated depositary unit credit to their existing accounts. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right, one Right and the Subscription Price are required for each Depositary Unit. To subscribe for additional Depositary Units pursuant to the Over-Subscription Right, the Subscription Price is required for each Depositary Unit, subject to the terms of the Over-Subscription Right as described in the Prospectus Supplement. Payment of $53.71 per Depositary Unit must accompany the Subscription Certificate.

For a more complete description of the terms and conditions of this Rights Offering, please refer to the Icahn Enterprises L.P. Prospectus Supplement. Additional copies of the Prospectus Supplement are available upon request from the information agent, Georgeson LLC, at (800) 248-7605. You are encouraged to contact Georgeson LLC if you have any questions concerning this Rights Offering.

| Holder ID | COY | Class | Rights Qty Issued | Rights Cert # |
|---|---|---|---|---|
| 123456789 | IEP | Subscription Rights | XXX.XXXXXX | 12345678 |

| Signature of Owner and U.S. Person for Tax Certification | Signature of Co-Owner (if more than one registered holder listed) | Date (mm/dd/yyyy) |
|---|---|---|
| | | |

12345678 CLS XRT2 COYC 123456.78

02IKZC

To subscribe for your primary Depositary Units please complete line "A" on the card below. If you are not subscribing for your full Primary Subscription, check box "D" below and we will attempt to sell any remaining unexercised Rights. There can be no assurance that unexercised Rights will be sold, or regarding the costs or proceeds that will result from any completed sales. To subscribe for any over-subscription Depositary Units please complete line "B" below.

**Please Note:** Only Record Date Unitholders who have exercised their Primary Subscription in full may apply for depositary units pursuant to the Over-Subscription Right.

**Payment of Depositary Units:** Full payment for both the primary and over-subscription Depositary Units must accompany this subscription. Please reference your rights card control number on your check.

If the aggregate Subscription Price paid by a Record Date Unitholder is insufficient to purchase the number of Depositary Units that the holder indicates are being subscribed for, or if a Record Date Unitholder does not specify the number of Depositary Units to be purchased, then the Record Date Unitholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Right to purchase Depositary Units to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Unitholder exceeds the amount necessary to purchase the number of Depositary Units for which the Record Date Unitholder has indicted an intention to subscribe, then the Record Date Unitholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Right to the full extent of the excess payment tendered.

**FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE ICAHN ENTERPRISES L.P. PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT BY CALLING TOLL-FREE AT (800) 248-7605.**

*Please complete all applicable information and return to the Subscription Agent:*

**COMPUTERSHARE TRUST COMPANY, N.A.**

| *By First Class Mail:* | *By Registered, Certified or Express Mail, or Overnight Courier:* |
| --- | --- |
| *Computershare*<br>*c/o Voluntary Corporate Actions*<br>*P.O. Box 43011*<br>*Providence, RI 02940-3011* | *Computershare*<br>*c/o Voluntary Corporate Actions*<br>*250 Royall Street*<br>*Suite V*<br>*Canton, MA 02021* |

**A. Exercise of Primary Subscription Rights (1 Rights = 1 share)**

| | | | |
| --- | --- | --- | --- |
| ____________ (no. of Depositary Units) | x **\$53.71 per depositary unit** (Subscription Price) | = | \$ ____________ (Cost for Primary Subscription Depositary Units payable in United States Dollars) |

**B. Exercise Over-Subscription Privilege***

| | | | |
| --- | --- | --- | --- |
| ____________ (no. of Depositary Units) | x **\$53.71 per depositary unit** (Subscription Price | = | \$ ____________ (Cost for Over-Subscription Depositary Units payable in United States Dollars) |

* The Over-Subscription Right may only be exercised if the Primary Subscription Right is exercised in full, and may only be exercised by Record Date Unitholders, as described in the Prospectus Supplement. Over-subscriptions may not be accepted by the (Company) and are subject to pro rata reductions.

**C. Total Amount Enclosed:** = \$ ____________ (Cost for Total Subscription Depositary Units payable in United States Dollars)

(Please sign and date front of form.)

**SECTION 1. TO SUBSCRIBE:** I acknowledge that I have received the Prospectus Supplement for the Rights Offering and I hereby irrevocably subscribe for the number of Depositary Units indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Depositary Units for which I have subscribed, Icahn Enterprises L.P. may exercise any of the remedies provided for herein or in the Prospectus Supplement.

**TO SELL:** If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus Supplement.

____________________________________

Print full name of Assignee and Social Security Number

____________________________________

Address for delivery of certificate representing Unexercised Rights

If permanent change of address, check here: ☐

Daytime telephone number: (800) 248-7605

**D. Sell any Unexercised Remaining Rights** ☐ **(Please sign form on front)**

**E. Deliver a certificate representing** ____________ **Unexercised Rights to the Assignee at the address in Section 1**

**F. Transfer** ____________ **Rights to the Transferee designated in Section 2**

**SECTION 2. TO TRANSFER RIGHTS:** (Per Line F): For value received, ____________ of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to:

____________________________________

Print full name of Assignee and Social Security Number

____________________________________

Print Full Address

____________________________________

Signature(s) of Assignor(s)

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

____________________________________

Signature (name of bank or firm):

____________________________________

Guaranteed by (signature/title):

**DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.**